Exhibit 10.1

Execution Version

EVERBANK

301 West Bay Street

Jacksonville, FL 32202

Radian Mortgage Capital LLC

1700 N. Lincoln St., Suite 2500

Denver, CO 80203

Attention:	Preston R. James, Jr.

Re:	Second Amendment to the Master Repurchase Agreement and Pricing Letter (the “Second Amendment”)

Ladies and Gentlemen:

This Second Amendment is made March 23, 2026 (the “Amendment Effective Date”), to that certain Master Repurchase Agreement, dated April 30, 2025, as amended, restated, supplemented or otherwise modified from time to time (the “Repurchase Agreement”) and the Pricing Letter, dated April 30, 2025, as amended. Restated, supplemented or otherwise modified from time to time (the “Pricing Letter”), in each case by and between Radian Mortgage Capital LLC (“Seller”), a Delaware limited liability company, and EverBank, N.A. (“Buyer”). The Repurchase Agreement and the Pricing Letter are sometimes hereinafter collectively referred to as the “Agreement”.

WHEREAS, Seller requested that Buyer amend the Agreement as provided herein; and

WHEREAS, Seller and Buyer have agreed to so amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1. Amendments

(a) The “Rebate” terms listed in Section 1 of the Pricing Letter are hereby deleted in their entirety and the Rebate is terminated.

(b) The following definition in Section 1 of the Master Repurchase Agreement is here by amended and restated in its entirety:

““Maximum Loan Amount” shall mean $25,000,000.”

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3. Fees. In addition to the fees contemplated by the Agreement, the Seller shall pay Buyer’s reasonable, out-of-pocket legal costs and fees associated with this Amendment and the Warehouse Fees as and when required hereunder. There are no fees associated with this Amendment.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Second Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Buyer to execute and deliver this First Amendment, Seller hereby represents to Buyer that as of the date hereof, except as otherwise expressly waived by Buyer in writing, such Seller is in full compliance with all of the terms and conditions of the Agreement including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8. Counterparts. This Second Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement, and may be electronically signed, and that any electronic signatures shall be treated the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized, as of the date first above written.

EVERBANK, N.A., as Buyer

By:	/s/Stephen Burse
Name:	Stephen Burse
Title:	Senior Vice President

RADIAN MORTGAGE CAPITAL LLC, as Seller

By:	/s/ Preston James
Name:	Preston R. James, Jr.
Title:	SVP Mortgage Operations and Manager

Signature page to the Second Amendment to the Radian Mortgage Capital Pricing Letter

SCHEDULE 1

WAREHOUSE FEES

File Fee: For each Purchased Mortgage Loan, Seller shall pay to Buyer a non-refundable File Fee in the amount of $20. Each File Fee shall be (a) fully earned, and due and owing on the Purchase Date for the related Purchased Mortgage Loan, and (b) payable in arrears on the Repurchase Date for such Purchased Mortgage Loan.

Non-Utilization Fee. In the event that the average daily Purchase Price of the Purchased Mortgage Loans for any month is less than 25% of the Maximum Purchase Amount, Seller shall pay to Buyer in immediately available funds a non-refundable Non-Utilization Fee due, owing, and payable in arrears no later than ten (10) Business Days following the end of each calendar month. The Non-Utilization Fee shall equal, for each calendar month, the product of (x) 0.25% per annum and (y) the excess of (i) the Maximum Purchase Amount over (ii) the average daily Purchase Price of the Purchased Mortgage Loans during such calendar month, based on a three hundred sixty (360) day year.

Schedule 1 - 1

EXHIBIT A

COMPLIANCE CERTIFICATE

SELLER:	RADIAN MORTGAGE CAPITAL LLC
FINANCIAL REPORTING PARTY/GUARANTOR:	RADIAN GROUP, INC.
BUYER:	EVERBANK, N.A.
TODAY’S DATE:	____/____/2____
REPORTING PERIOD ENDED:	____ quarter(s) ended ____/____/2025

This certificate is delivered to Buyer under the Master Repurchase Agreement dated as of April 30, 2025, between the Seller and the Buyer (the “Agreement”), all the defined terms of which have the same meanings when used herein.

Seller hereby certifies to Buyer that: (a) the individual executing this Compliance Certificate as an officer of Seller is a duly elected, qualified, and acting officer of Seller, (b) the Financial Statements of each Financial Reporting Party from the period shown above (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP (other than with respect to footnotes and year-end adjustments for interim statements) and present fairly the financial condition of the Financial Reporting Party as of the end of the Reporting Period and the results of its operations for Reporting Period; (c) a review of the Agreement and of the activities of Seller during the Reporting Period has been made under the supervision of a financial officer of Seller with a view to determining Seller’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and the individual executing this Compliance Certificate as an officer of Seller has no actual knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature of existence of each Default or Event of Default, if any, and what action Seller has taken, is taking, and proposes to take with respect to each); (d) all information set forth on the attachment to this Compliance Certificate is true, correct, and complete, and the calculations set forth therein evidence that Seller is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Seller is not in compliance, showing the extent of non-compliance and specifying the period of noncompliance and what actions Seller proposes to take with respect thereto); and (e) Seller was, as of the end of the Reporting Period, in compliance and good standing with applicable HUD net worth requirements.

Radian Mortgage Capital LLC

By:

Exhibit A-1

FINANCIAL REPORTING PARTY/GUARANTOR:	RADIAN GROUP, INC.
REPORTING PERIOD ENDED:	____/____/2025

All Guarantor financial calculations set forth herein are as of the end of the Reporting Period.

1.	GUARANTOR MINIMUM TOTAL ADJUSTED CAPITAL

The Adjusted Capital is:

Statutory Surplus	$

Plus: Contingency Reserves	$

TOTAL ADJUSTED CAPITAL:	$

REQUIRED MINIMUM	$2,750,000,000.00

In compliance?	☐ Yes ☐ No

2.	MINIMUM CONSOLIDATED NET WORTH OF GUARANTOR AND SUBSIDIARIES

The Consolidated Net Worth of Guarantor is:

GAAP Net Worth:	$

Plus: 50% of the positive amount, if any of, Consolidated Net Income	$

Plus: 50% of Equity Conversions recorded that result in an increase in Guarantor’s consolidated shareholder equity	$

Minus: 50% of Equity Conversions recorded that result in a reduction of Guarantor’s consolidated shareholder equity within 180 days of such conversion	$

CONSOLIDATED NET WORTH:	$

REQUIRED MINIMUM	$2,750,000,000.00

In compliance?	☐ Yes ☐ No

3.	GUARANTOR DEBT TO TOTAL CAPITAL:

Consolidated Total Debt	$

DEBT TO CAPITAL:	:1

Maximum permitted	0.35:1

In compliance?	☐ Yes ☐ No

Exhibit A-2

4.	GUARANTOR LIQUIDITY

Guarantor’s Available Investment Value	$
Minimum required		$25,000,000.00
In compliance?		☐ Yes ☐ No

5.	GUARANTOR PMIER ELGIBILITY

In compliance?	☐ Yes ☐ No

6.	FACILITIES (Please list all credit facilities in excess of $5,000,000, including off balance sheet facilities)

Institution	Total Commitment		Outstanding
EverBank Warehouse Lending		$125,000,000.00	$
JP Morgan		$300,000,000.00	$
Bank of Montreal		$400,000,000.00	$
Goldman Sachs		$200,000,000.00	$
	$		$
	$		$
	$		$
TOTALS	$		$

7.	REPURCHASES / INDEMNIFICATIONS (R&I)

Repurchases	UPB	# of Loans	Actual or Estimated Loss	How were they recorded on the financials?
Beginning Open R&I’s	$		$
New R&I’s received this month	$		$
R&I’s rescinded this month	$		$	n/a
R&I’s settled this month	$		$
Ending Open R&I’s	$		$

*

If you have a detailed schedule of loans subject to repurchases that includes the investor requesting, reason for repurchases, origination date, loan characteristics such as LTV, lien position, occupancy etc., and valuation method if you have estimated your loss exposure, please attach it with this table.

Exhibit A-3

8.	LOAN LOSS RESERVE

	Current Month	Year-to-Date
Beginning loan loss reserve	$	$
Additional loss provision	$	$
Actual charge off	$	$
Ending loan loss reserve	$	$

9.	LITIGATION

Are there any legal actions against the Seller or Guarantor?	☐ Yes ☐ No

10.	DEFAULTS OR EVENTS OF DEFAULT

Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”:

11.	OTHER REPORTS REQUIRED (Please attach if applicable)

a.	Weekly Hedge Reports.

b.	Summary of year-to-date production, broken out by product type.

c.

As reasonably requested by Buyer from time to time in writing, Seller will furnish to Buyer quarterly electronic Mortgage Loan performance data, including, without limitation, a Mortgage Loan Schedule, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure and net charge off reports) and quarterly stratification reports summarizing the characteristics of the Mortgage Loans.

Exhibit A-4